Exhibit 10.3

TRUST AGREEMENT

BETWEEN:

MULTI METAL MINING CORP. (Trustee)

AND:

EARTH DRAGON RESOURCES INC. (Earth Dragon)

IT IS AGREED THAT:

This Trust Agreement is made this 17th day of October 2008.

MULTI METAL MINING CORP. currently owns holds right to remove all minerals from the property described as the Mountain Queen Lode Mining Claim, located in Clark County Nevada, registered in the Certificate of Location Book & Instrument #20071130-0003367 in Map Book and instrument # 2007113000-00033366.

Lode Mining Claim Name	Claim Number	Expiry Date

Mountain Queen	NMC#980946	September 1, 2009
(the Claim)

The Trustee, for a payment of US$6,500 previously paid to Larry Sostad hereby does declare and hold upon trust the aforementioned Claim on behalf of Earth Dragon from this day forward.

The Trustee agrees that it will not transfer its interest to anyone other than Earth Dragon; will only transfer title to the claim to Earth Dragon; will not demand payment for the claim when it transfers the same to Earth Dragon; acknowledges that it does not have the right to sell or transfer the interest in and to the claim to anyone but Earth Dragon; does not have the right to profit from the transfer of the claim if mineralized material is found on the claim; and, must transfer title to the claim to Earth Dragon without payment of any kind, upon demand of Earth Dragon, whether mineralized material is found on the claim or not.

Earth Dragon shall have the responsibility to keep the Claim in good standing in terms of filing and work and all other requirements.

The laws of the state of Nevada will govern the terms of this Trust Agreement and the parties consent to jurisdiction and venue of any action arising out of the terms of this Amended Trust Agreement by in the state or federal courts of Clark County, Nevada.

DATED at Las Vegas, Nevada.

Acknowledged and agreed to this
17th day of October 2008.

EARTH DRAGON RESOURCE INC.

YUAN KUN DENG
Per: Authorized Signatory (ies)

MULTI METAL MINING CORP.

LARRY SOSTAD
LARRY SOSTAD